Exhibit 9.1

                            Order Schedule Number 1
                             S&P Kensho Space Index

This Order Schedule is entered into by and between the "Parties" set forth below and is issued pursuant to the Index Master License Agreement by and between Kensho Technologies ("Kensho") and Guggenheim Funds Distributors, ("GFD") with the Effective Date December 12, 2018 (the "IMLA"). The Kensho Index/Indices licensed under the terms of the IMLA, and the terms of this Order Schedule listed in section 6, below. Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the IMLA.

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
PARTIES:         Kensho Technologies, LLC
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                 AND
                 Guggenheim Funds
                 Distributors, LLC
                 ("GFD")
                 --------------------------------------------------------------------------------------

Kensho Representative: [xxxxxxxx, xxxxxxxx@Kensho.com]
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         Commencement
1                                 December 12th, 2018
         Date:
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         Minimum Invested
         Amount:                  N/A
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2        Billing
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    (a)  Billing Start Date:      December 12th, 2018
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    (b)  Billing Contact:         Finance Department, xxxxxxxx@kensho. com
         ==============================================================================================

         Term: The term of this Order Schedule 1 shall commence on the Commencement Date and
3        shall remain in full force and effect until termination or expiration of the Approved Product.
         ----------------------------------------------------------------------------------------------
         Renewal Term (if
    (a)                           N/A
         any):
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4        Approved Products
         ----------------------------------------------------------------------------------------------
    (a)   Name:  Kensho Space Economy Portfolio
                                  Unit Investment Trust, as defined by the Investment Company Act of
                                  1940, including each of its respective underlying series (each, a
    (b)   Description:            "Series") tracking a snapshot of the S&P Kensho Space Index (the
                                  "Licensed Index") as of the deposit date of each such Series. Each underlying Series of the Approved Product shall have a duration of fifteen (15) months commencing on the deposit date of such Series.
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    (c)  Approved Channels
         ----------------------------------------------------------------------------------------------
         Name:  All
         Description:             No restriction regarding distribution channels
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    (d)  Approved Territories
         ----------------------------------------------------------------------------------------------
         Name:  United States of America
         Description:             Distribution throughout the fifty (50) states and the District of
                                  Columbia that make up the United States of America.
         ==============================================================================================
    (e)  "Annual Fees" on Invested Amount
         ----------------------------------------------------------------------------------------------
                For each Series, GFD shall make a one-time payment to Kensho in an amount equal to 7 basis points (bps) on the assets in the Series following the conclusion of the offering period of the Series, which shall be ninety (90) days from the deposit date of the Series (each, an "Offering Period"). GFD shall make each one-time payment to Kensho within thirty (30) days following the expiration of each Offering Period of a Series. For the avoidance of doubt, the Parties acknowledge and agree that this
         Fees:  each payment described herein shall be a one-time payment for each Series, and
                GFD is not obligated to make any additional Annual Fee payments pursuant to this
                Order Schedule 1 with respect to a Series for the duration of the Approved Product.
                Accordingly, the Parties acknowledge and agree that for purposes of this Order
                Schedule 1, the meaning of the term "Calculation Period" shall be the conclusion of the Offering Period of each Series. There shall only be one (1) Calculation Period and Payment Date pursuant to this Order Schedule 1 for each Series.
         ==============================================================================================
5        Licensed Indices:
         ----------------------------------------------------------------------------------------------
         S&P Kensho Space Index
         ----------------------------------------------------------------------------------------------

6        Licensed Marks: Schedule B of the IMLA is incorporated herein by reference.

7        Other Terms: In the event of any conflict between the terms of the
         IMLA and the terms of this Order Schedule 1, the terms of this Order Schedule
         1 shall prevail to the extent of such conflict.

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                   (Signature Page to Order Schedule Follows)


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IN WITNESS WHEREOF, the Parties have executed this Order Schedule as of the
Commencement Date.

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
KENSHO TECHNOLOGIES, LLC.           GUGGENHEIM FUNDS DISTRIBUTORS, LLC

/s/ Adam Broun                      /s/ Amy J. Lee
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Signature (Duly authorized officer) Signature (Duly authorized officer)

Adam Broun                          Amy J. Lee
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Name                                Name

12/11/18                            12/12/18
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Date                                Date
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